SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 26, 2011

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut	06516
(Address of Principal Executive Offices)	(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Copies to:

Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 26, 2011, pursuant to that certain Securities Purchase Agreement (“Agreement”), dated April 18, 2011, by and between the Registrant and Seaside 88, LP (“Seaside”), Seaside purchased 250,000 shares of the Registrant’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) at the purchase price of $10.00 per share (the “Purchase Price”) for an aggregate purchase price of $2,500,000.  40,000 shares of Series B Preferred Stock automatically converted into shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) on July 26, 2011 and 40,000 shares (or such lesser number that remains unconverted) shall convert every fourteen (14) days thereafter.  Each share of Series B Preferred Stock converts into shares of Common Stock at a conversion factor equal to the Purchase Price divided by the lower of (i) the daily volume weighted average of actual trading prices of the Common Stock on the trading market (the “VWAP”) for the ten (10) consecutive trading days immediately prior to a conversion date multiplied by 0.85 or (ii) the VWAP for the trading day immediately prior to a conversion date multiplied by 0.88.

The Series B Preferred Stock accrues dividends at the rate per annum of 10% per share.  The dividend can be paid in either cash or in shares of Common Stock at a fifteen (15) percent discount to the ten (10) trading days VWAP immediately preceding the dividend date.  Dividends are payable at each conversion date.

In no event will a conversion of the Series B Preferred Stock into Common Stock occur if the VWAP of the Common Stock during the 20-day trading period immediately preceding a conversion date does not exceed a floor of $0.20 or the registration statement with respect to the shares of Common Stock being issued upon conversion is not in effect.  If a conversion fails to occur because the registration statement is not in effect, Seaside has available to it certain redemption rights as described in the Certificate of Designation. If a conversion fails to occur because the floor has not been met, the shares not converted on such conversion date are added to the shares to be converted on the following conversion date.

The conversion price per share for the closing on July 26, 2011 was $1.05876, and the Company raised gross proceeds from the offering of $2,500,000, before estimated offering expenses of approximately $180,000 which includes placement agent and attorneys’ fees.

The offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-165221), which was declared effective by the Securities and Exchange Commission on April 29, 2010.  The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the offering.

In connection with the offering, pursuant to that Placement Agency Agreement, as amended by an  Underwriter Agent Agreement Amendment No. 1 entered into by and between Midtown Partners & Co., LLC (“Midtown”) and the Company on March 28, 2011 (as amended, the “Underwriter Agent Agreement”), the Company will pay Midtown a cash fee representing 6% of the gross purchase price paid by Seaside for the Series B Preferred Stock.

On July 27, 2011, the Company issued a press release announcing the Subsequent Closing.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The foregoing is only a summary of the material terms of the Agreement and the Underwriter Agent Agreement. The foregoing descriptions of the Agreement and the Underwriter Agent Agreement are qualified in their entirety by reference to the Agreement and the Underwriter Agent Agreement, which are filed as Exhibits 10.1 and 1.2, respectively, to the Registrant’s Current Report on Form 8-K filed on April 19, 2011 and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent conversions of common stock in connection with the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the shares of common stock it may issue upon conversion of the Series B Preferred Stock under the Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 27, 2011.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: July 27, 2011	By:	/s/ Anil Diwan
Dr. Anil Diwan, Ph.D.
President, Chairman

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated July 27, 2011.